UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 13, 2010

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2010, Computer Software Innovations, Inc. (the “Company”) entered into an Amended and Restated Master Equity Lease by and among Enterprise Fleet Management, Inc., Enterprise FM Trust and the Company (the “Amended and Restated Agreement”). At that time, the Company also entered into a Maintenance Agreement with Enterprise Fleet Management, Inc. (the “Maintenance Agreement”, collectively with the Amended and Restated Agreement referred to herein as the “New Lease Arrangement”). Pursuant to the Amended and Restated Agreement, the lessor leases vehicles to the Company, which are evidenced under individual schedules. Under the Maintenance Agreement, the lessor provides maintenance of the vehicles at the election of the Company.

A vast majority of the leases have a term of thirty-six months, the earliest of which commenced in August 2008. The leases are accounted for by the Company as operating leases. The New Lease Arrangement is an amendment, restatement and continuation of that certain Master Equity Lease Agreement dated as of June 30, 2008 (the “2008 Agreement”), and reflects a restructuring of the original master lease arrangement so that the lessor will now be an asset trust. The 2008 Agreement was first disclosed in the Company’s Form 10-Q dated September 30, 2008, as an operating lease. At the time the 2008 Agreement was executed, the Company did not deem material either the 2008 Agreement or the individual lease schedules under which each vehicle is leased. This determination reflected both the amount of aggregate vehicle cost and the relatively small obligation the Company would have if it were to terminate the leases early. However, as the aggregate cost of leased vehicles and aggregate payments owed have grown, the Company has elected to disclose the New Lease Arrangement on this Form 8-K. As of October 13, 2010, the aggregate cost of leased vehicles was $2,133,402, and the aggregate amount of lease payments due over the remaining life of the leases was $743,758.

Events of default under the Amended and Restated Agreement include, but are not limited to, failure of the Company to pay any lease payment when due, failure to maintain insurance, failure to observe certain other covenants after opportunity to cure, the seizure or confiscation of any vehicle, or the occurrence of a material adverse change in the financial condition or business of the Company. Upon the occurrence of any event of default, the lessor, without notice to the Company, has the right to demand return of any and all vehicles, immediately collect all lease payments, and may seek to recover additional damages and expenses. In the event of default, the lessor could utilize these and other remedies available under the Amended and Restated Agreement and at law.

The Amended and Restated Agreement is filed as Exhibit 10.1 and incorporated herein by reference. The Maintenance Agreement is filed as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1*	Amended and Restated Master Equity Lease by and among Enterprise Fleet Management, Inc., Enterprise FM Trust and the Company dated October 13, 2010.

10.2*	Maintenance Agreement between Enterprise Fleet Management, Inc. and the Company dated October 13, 2010.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: October 19, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Amended and Restated Master Equity Lease by and among Enterprise Fleet Management, Inc., Enterprise FM Trust and the Company dated October 13, 2010.

10.2*	Maintenance Agreement between Enterprise Fleet Management, Inc. and the Company dated October 13, 2010.

*	Filed herewith.